UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2014

Trade Street Residential, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32365	13-4284187
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19950 West Country Club Drive, Suite 800, Aventura, Florida	33180
(Address of Principal Executive Offices)	(Zip Code)

(786) 248-5200
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. Entry into a Material Definitive Agreement.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the described acquisitions is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On June 6, 2013, the Company, through its operating partnership, Trade Street Operating Partnership, LP (the “Operating Partnership”), entered into a purchase and sale agreement (the “Purchase Agreement”) with unrelated third parties, Morrow Investors, Inc. and the individual members of Stacy Road Partners, LLC (the “LLC”), a Georgia limited liability company that owns The Avenues at Craig Ranch, a 334-unit apartment community located in McKinney, Texas (the “Property”), to acquire 100% of the membership interests of the LLC for approximately $42.4 million.

On March 18, 2014, the Company, through its Operating Partnership, completed the purchase of the LLC. The Property began operating and leasing on July 1, 2013 and was 73.4% leased and 65.0% occupied at closing. The Company funded the acquisition with $21.2 million of cash and a mortgage loan from The Northwestern Mutual Life Insurance Company (the “Lender”) in the amount of $21.2 million with a 7-year term and a fixed interest rate of 3.78%.

The loan documents contain customary terms and conditions, including, without limitation, customary events of default and acceleration upon default, including defaults in the payment of principal or interest, defaults in compliance with the covenants and bankruptcy or other insolvency events. The loan may be prepaid under certain conditions at any time upon notice to the Lender and payment of a pre-payment fee.

In addition, the Company has unconditionally guaranteed the payment and performance to the Lender of the obligations under the loan documents.

The foregoing description of the Purchase Agreement and the terms of the related loan documents do not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, the Deed of Trust and Security Agreement, the Promissory Note and the Guarantee of Recourse Obligations, which are filed as Exhibits 10.1 through 10.4 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information discussed under Item 2.01 of this Current Report on Form 8-K regarding financing arrangements entered into in connection with the acquisition of the LLC is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Because the acquired property has less than 9 months of leasing history, the financial statements that are required to be filed in connection with the acquisition of the LLC, as discussed in Item 2.01 of this Current Report on Form 8-K, will be unaudited and will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information that is required to be filed in connection with the acquisition of the LLC, as discussed in Item 2.01 of this Current Report on Form 8-K, will be filed by amendment not later than 71 days after the date on which this initial 8-K is required to be filed.

(d) Exhibits.

10.1	Purchase and Sale Contract by and among Trade Street Residential, Inc., Trade Street Operating Partnership, LP, Morrow Investors, Inc. and the individual members of Stacy Road Partners, LLC, dated June 6, 2013, incorporated by reference to Exhibit 10.12 to the Quarterly Report for the quarter ended June 30, 2013 filed with the SEC on August 13, 2013.

10.2	Deed of Trust and Security Agreement between TS Craig Ranch, LLC, Kevin L. Westra and The Northwestern Mutual Life Insurance Company, dated March 12, 2014.

10.3	Promissory Note by TS Craig Ranch, LLC to The Northwestern Mutual Life Insurance Company, dated March 12, 2014.

10.4	Guarantee of Recourse Obligations executed by Trade Street Residential, Inc. for the benefit of The Northwestern Mutual Life Insurance Company, dated March 12, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trade Street Residential, Inc.

Date: March 24, 2014	By:	/s/ Richard Ross
Richard Ross
Chief Executive Officer and Chief Financial Officer